Exhibit 2.1

ELEVENTH AMENDMENT TO

FORMATION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS

THIS ELEVENTH AMENDMENT TO FORMATION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of June 1, 2009 (the “Effective Date”), by and among (i) NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP”), (ii) NHP/PMB L.P., a Delaware limited partnership (the “Operating Partnership”), (iii) PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company (“Pac Med LLC”), (iv) PDP POMERADO LLC, a California limited liability company (“Pomerado LLC”), (v) PMB GILBERT LLC, a Delaware limited liability company (“Gilbert LLC”), (vi) PMB BURBANK #2 LLC, a California limited liability company (“Burbank 2 LLC”) and (vii) PMB PASADENA LLC, a California limited liability company (“Pasadena LLC”, and together with Burbank 2 LLC, the “Remaining Development Property Transferors”).

R E C I T A L S

A.(i) NHP, (ii) Pac Med LLC, (iii) the Remaining Development Property Transferors, (iv) Pomerado LLC, (v) Gilbert LLC, (vi) PDP Orange LLC, a Delaware limited liability company (“Orange LLC”), (vii) PDP Mission Viejo LLC, a Delaware limited liability company (“Mission LLC”), (viii) Liliha Partners L.P., a California limited partnership (“Liliha LP”), (ix) The Plaza at Washoe, LLC, a Nevada limited liability company (“Washoe LLC”), (x) The Terrace at South Meadows, LLC, a Nevada limited liability company (“Terrace LLC”), (xi) PMB SPE Santa Clarita LLC, a California limited liability company (“Clarita LLC”), (xii) St. Francis-Lynwood Medical Plaza L.P., a California limited partnership (“Francis LP”), (xiii) Eden Medical Plaza LP, a California limited partnership (“Eden LP”), (xiv) PMB Burbank #1 LLC, a California limited liability company (“Burbank 1 LLC”), (xv) San Gabriel Valley Medical Plaza LLC, a California limited liability company (“SG Valley LLC”), (xvi) PMB Green Valley LLC, a Nevada limited liability company (“Green LLC”), (xvii) PMB Torrance 1 LLC, a California limited liability company (“Torrance LLC”), (xviii) PMB Hillsboro LLC, an Oregon limited liability company (“Hillsboro LLC”), and (xix) PMB Chula Vista LLC, a California limited liability company (“Vista LLC”), entered into that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (the “Original Contribution Agreement”), as amended by that certain First Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 10, 2008 (the “First Amendment”), as further amended by that certain Letter Agreement Re: Due Diligence Waiver Letter and Second Amendment to that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 14, 2008 (the “Second Amendment”), as further amended by that certain Third Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 26, 2008 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 28, 2008 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of April 22, 2008 (the “Fifth Amendment”), as further amended by that certain Sixth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of May 12, 2008 (the “Sixth Amendment”), as further amended by that certain Seventh Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of June 24, 2008 (the “Seventh Amendment”), as further amended by that certain Eighth Amendment to Formation and Contribution Agreement and

Joint Escrow Instructions, dated as of July 25, 2008 (the “Eighth Amendment”), as further amended by that certain Ninth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of August 27, 2008 (the “Ninth Amendment”), and as further amended by that certain Tenth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, entered into on October 21, 2008, but effective as of September 30, 2008 (the “Tenth Amendment”, and together with the Ninth Amendment, the Eighth Amendment, the Seventh Amendment, the Sixth Amendment, the Fifth Amendment, the Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment and the Original Contribution Agreement, the “Contribution Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth for the same in the Contribution Agreement. For avoidance of confusion, however, the parties acknowledge that all references in the Contribution Agreement to “PMB LLC” shall mean and refer to Pac Med LLC (as defined herein), and where the term “PMB LLC” is used in this Amendment, the same shall instead mean and refer to PMB LLC, a California limited liability company (“PMB LLC”). Pac Med LLC and PMB LLC are affiliates, but are separate legal entities.

B.        Pursuant to that certain letter agreement entitled “Termination Acknowledgement (Pomerado, Washoe and Liliha),” dated February 26, 2009 (the “Pomerado, Washoe and Liliha Termination Acknowledgement”), by and among NHP, the Operating Partnership, Pac Med LLC, PMB LLC, PMBRES, Pomerado LLC, Washoe LLC, and Liliha LP, the parties thereto mutually terminated the portion of the Contribution Agreement relating to the Property leased by Pomerado LLC (the “Pomerado Property”), the Property leased by Washoe LLC (the “Washoe Property”), and the Property leased by Liliha LP (the “Liliha Property”), upon and subject to the terms thereof.

C.        Pursuant to that certain letter agreement entitled “Termination Acknowledgement – Mission,” dated April 7, 2009 (the “Mission Termination Acknowledgement”), by and among NHP, the Operating Partnership, Pac Med LLC, PMB LLC, PMBRES and Mission LLC, the parties thereto mutually terminated the portion of the Contribution Agreement relating to the Property leased by Mission LLC (the “Mission Property”), upon and subject to the terms thereof.

D.        Pursuant to that certain letter agreement entitled “Termination Acknowledgement – Orange,” dated April 7, 2009 (the “Orange Termination Acknowledgement”), by and among NHP, the Operating Partnership, Pac Med LLC, PMB LLC, PMBRES and Orange LLC, the parties thereto mutually terminated the portion of the Contribution Agreement relating to the Property leased by Orange LLC (the “Orange Property”), upon and subject to the terms thereof.

E.        Pursuant to that certain letter agreement entitled “Termination Acknowledgement – Gilbert,” dated June 1, 2009 (the “Gilbert Termination Acknowledgement”), by and among NHP, the Operating Partnership, Pac Med LLC, PMB LLC, PMBRES and Gilbert LLC, the parties thereto mutually terminated the portion of the Contribution Agreement relating to the Property leased by Gilbert LLC (the “Gilbert Property”), upon and subject to the terms thereof. The Pomerado, Washoe and Liliha Termination Acknowledgement, the Mission Termination Acknowledgement, the Orange Termination Acknowledgement, and the Gilbert Termination Acknowledgement shall be referred to herein, collectively, as the “Termination Acknowledgements.”

F.        NHP, the Operating Partnership, Pac Med LLC, the Remaining Development Party Transferors, Pomerado LLC and Gilbert LLC (notwithstanding the termination of the portion of the Contribution Agreement relating to the Pomerado Property pursuant to the Pomerado, Washoe and Liliha Termination Acknowledgement or the Gilbert Property pursuant to the Gilbert Termination Acknowledgement) desire to amend the Contribution Agreement in accordance with the terms and conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NHP, the Operating Partnership, Pac Med LLC, the Remaining Development Property Transferors, Pomerado LLC and/or Gilbert LLC (as more particularly described below) hereby agree as follows:

1.	COMPLETION NOTICES AND CERTIFICATES OF OCCUPANCY.

1.1    Completion Notice Delivery.    In order to correctly reflect the original intent of the parties, NHP, the Operating Partnership, Pac Med LLC and the Remaining Development Property Transferors hereby agree that Section 4.4 of the Contribution Agreement is hereby amended by deleting the phrase “the thirteenth (13th) month anniversary of the date on which the permanent certificate of occupancy for such Development Property was obtained, and (b) the third (3rd) anniversary of the date on which the permanent certificate of occupancy for such Development Property was obtained” and inserting the following phrase in lieu thereof: “the thirteenth (13th) month anniversary of the date on which such Development Property was first placed in service (in a condition or state of readiness and availability for its intended use), and (b) the third (3rd) anniversary of the date on which such Development Property was first placed in service (in a condition or state of readiness and availability for its intended use).”

1.2    Certificate of Occupancy Closing Delivery.    In order to correctly reflect the original intent of the parties, NHP, the Operating Partnership, Pac Med LLC and the Remaining Development Property Transferors hereby agree that Section 6.1.19 of the Contribution Agreement is hereby deleted in its entirety and replaced with the following paragraph in lieu thereof: “Development Property Requirements. With respect to each Development Property Contribution Transaction, the applicable Transferor shall have (a) obtained (and delivered a copy to Transferee of) a permanent or temporary certificate of occupancy for such Development Property and (b) delivered a Completion Notice and a Certificate of Representations in accordance with Section 4.4 hereof.”

2.	RIGHTS OF FIRST OFFER.

2.1    Certain Defined Terms.    As used in this Section 2, the following defined terms shall have the following meanings:

“Exempt Transaction” shall mean any of the following: (i) the leasing of any space within any applicable Property; (ii) (A) a “Transfer” (as hereinafter defined) of any applicable Property or portion thereof or interest therein as security to a bona fide lender for value, or (B) a Transfer of such Property or portion thereof or interest therein to any such lender or any subsequent holder of the note secured by an interest in such Property or portion thereof or interest therein by reason of a foreclosure or deed in lieu of foreclosure; or (iii) a Transfer of any applicable Property or portion thereof or interest therein to any affiliate of a “PMB ROFO Party” (as hereinafter defined) or Pac Med LLC.

“Pipeline Property Agreement” shall mean that certain Pipeline Property Agreement, dated April 1, 2008 (as amended or modified from time to time in accordance with the terms thereof), by and among NHP, the Operating Partnership, PMB LLC and PMBRES.

“PMB ROFO Party” shall mean with respect to (i) the Pomerado Property, Pomerado LLC or any affiliate of Pomerado LLC or Pac Med LLC that acquires all or substantially all of Pomerado LLC’s right, title and interest in and to the Pomerado Property in an Exempt Transaction, (ii) the Gilbert Property, Gilbert LLC or any affiliate of Gilbert LLC or Pac Med LLC that acquires all or substantially all of Gilbert LLC’s right, title and interest in and to the Gilbert Property in an Exempt Transaction, (iii) the Orange Property, Orange LLC or any affiliate of Orange LLC or Pac Med LLC that acquires all or substantially all of Orange LLC’s right, title and interest in and to the Orange Property in an Exempt Transaction, (iv) the Mission Property, Mission LLC or any affiliate of Mission LLC or Pac Med LLC that acquires all or substantially all of Mission LLC’s right, title and interest in and to the Mission Property in an Exempt Transaction and (v) any “Remaining Development Property” (as hereinafter defined), Burbank 2 LLC or Pasadena LLC, as applicable, or any affiliate of Burbank 2 LLC or Pasadena LLC, as applicable, or Pac Med LLC that acquires all or substantially all of Burbank 2 LLC’s or Pasadena LLC’s, as applicable, right, title and interest in and to such Remaining Development Property in an Exempt Transaction.

“ROFO Term Expiration” shall mean the earlier of (a) the date that none of the Operating Partnership and/or NHP, directly or indirectly, own any material portion of any Property acquired pursuant to the Contribution Agreement, this Amendment, or any “Approved Property” acquired pursuant to a “Pipeline Property Contribution Agreement” (each as defined in the Pipeline Property Agreement), and (b) the “Stipulated Expiration Date” (as defined in the Pipeline Property Agreement).

“Transfer” shall mean any sale, assignment, transfer, grant, contribution or conveyance of all or substantially all of the applicable PMB ROFO Party’s right, title and interest in and to the applicable Property.

2.2    Pomerado.    Notwithstanding anything to the contrary contained in the Contribution Agreement or the Pomerado, Washoe and Liliha Termination Acknowledgement, for the period from the Effective Date hereof until the ROFO Term Expiration, if the applicable PMB ROFO Party desires to Transfer all or substantially all of its right, title and interest in and to the Pomerado Property, other than pursuant to an Exempt Transaction, then such PMB ROFO Party shall and Pac Med LLC shall cause such PMB ROFO Party to deliver a “Right of First Offer Notice” (as hereinafter defined) to NHP and the Operating Partnership, and the Operating Partnership shall have a “Right of First Offer” (as hereinafter defined) to acquire the Pomerado Property, all in accordance with the “ROFO Procedures” (as hereinafter defined).

2.3.    Gilbert.    Notwithstanding anything to the contrary contained in the Contribution Agreement or the Gilbert Termination Acknowledgement, for the period from the Effective Date hereof until the ROFO Term Expiration, if the applicable PMB ROFO Party desires to Transfer all or substantially all of its right, title and interest in and to the Gilbert Property, other than pursuant to an Exempt Transaction, then such PMB ROFO Party shall and Pac Med LLC shall cause such PMB ROFO Party to deliver a Right of First Offer Notice to NHP and the Operating Partnership, and the Operating Partnership shall have a Right of First Offer to acquire the Gilbert Property, all in accordance with the ROFO Procedures.

2.4    Orange.    Notwithstanding anything to the contrary contained in the Contribution Agreement or the Orange Termination Acknowledgement, if anytime following the Effective Date hereof, Pac Med LLC, Orange LLC, or any of their affiliates acquire all of AIG’s current direct and/or indirect interests in Orange LLC (an “AIG Orange Buy-Out”), then for the period from and after such AIG Orange Buy-Out until the ROFO Term Expiration, if the applicable PMB ROFO Party desires to Transfer all or substantially all of its right, title and interest in and to the Orange Property, other than pursuant to an Exempt Transaction, then such PMB ROFO Party shall and Pac Med LLC shall cause such PMB ROFO Party to deliver a Right of First Offer Notice to NHP and the Operating Partnership, and the Operating Partnership shall have a Right of First Offer to acquire the Orange Property, all in accordance with the ROFO Procedures.

2.5    Mission.    Notwithstanding anything to the contrary contained in the Contribution Agreement or the Mission Termination Acknowledgement, if anytime following the Effective Date hereof, Pac Med LLC, Mission LLC, or any of their affiliates acquire all of AIG’s current direct and/or indirect interests in Mission LLC (an “AIG Mission Buy-Out”), then for the period from and after such AIG Mission Buy-Out until the ROFO Term Expiration, if the applicable PMB ROFO Party desires to Transfer all or substantially all of its right, title and interest in and to the Mission Property, other than pursuant to an Exempt Transaction, then such PMB ROFO Party shall and Pac Med LLC shall cause such PMB ROFO Party to deliver a Right of First Offer Notice to NHP and the Operating Partnership, and the Operating Partnership shall have a Right of First Offer to acquire the Mission Property, all in accordance with the ROFO Procedures.

2.6    Remaining Development Properties.    Notwithstanding anything to the contrary contained in the Contribution Agreement, if the portion of the Contribution Agreement relating to the Property leased by Burbank 2 LLC or Pasadena LLC (each, a “Remaining Development Property”) is terminated (and the Closing of the Contribution Transaction for such Remaining Development Property fails to occur) for any reason other than a default by NHP under the Contribution Agreement, then for the period from and after any such termination with respect to such Remaining Development Property until the ROFO Term Expiration, if the applicable PMB ROFO Party desires to Transfer all or substantially all of its right, title and interest in and to the applicable Remaining Development Property, other than pursuant to an Exempt Transaction, then such PMB ROFO Party shall and Pac Med LLC shall cause such PMB ROFO Party to deliver a Right of First Offer Notice to NHP and the Operating Partnership, and the Operating Partnership shall have a Right of First Offer to acquire such Remaining Development Property, all in accordance with the ROFO Procedures.

2.7    ROFO Procedures.

(a)    As used herein, the term “ROFO Procedures” shall mean the procedures set forth in this Section 2.7.

(b)    If and when required under this Section 2 (and prior to seeking or negotiating with any third party), the applicable PMB ROFO Party shall and Pac Med LLC shall cause such PMB ROFO Party to deliver to NHP and the Operating Partnership a written notice (a “Right of First Offer Notice”) of the applicable PMB ROFO Party’s desire to Transfer all or substantially all of its right, title and interest in and to the applicable Property, which notice shall (i) contain the material economic terms upon which such PMB ROFO Party would be willing to consummate a Transfer of such Property, and (ii) offer (in each case, a “Right of First Offer“) to the Operating Partnership the right to acquire such Property on the economic terms as are set forth in such Right of First Offer Notice and in accordance with the other terms of this Section 2.7. The applicable PMB ROFO Party shall and Pac Med LLC shall cause such PMB ROFO Party to also provide any reasonable additional information that they have with respect to any such proposed Transfer and the Property, which the Operating Partnership may reasonably request in connection with its consideration of the transaction.

(c)    The Operating Partnership shall have ten (10) Business Days from the date upon which it receives a Right of First Offer Notice to notify the applicable PMB ROFO Party of its exercise of such Right of First Offer (or to notify such PMB ROFO Party of its intention to exercise such Right of First Offer subject to the approval of NHP’s Board of Directors, in which case the Operating Partnership shall notify such PMB ROFO Party of its exercise of such Right of First Offer on or before the twentieth (20th) Business Day following the date upon which it receives the Right of First Offer Notice). If the Operating Partnership has not responded to a Right of First Offer Notice within the aforementioned time periods, the Operating Partnership shall have been deemed to waive its Right of First Offer with respect to such Property, subject to the “Right of First Refusal” (as hereinafter defined) and the other express terms of this Section 2.7 relating to such Property. Upon the Operating Partnership’s rejection, or deemed rejection of a Right of First Offer with respect to a Property, the applicable PMB ROFO Party shall then have the right to consummate a Transfer of such Property with any third party, provided that (i) the closing of such transaction occurs within six (6) months of the date on which the Operating Partnership is deemed to have waived such Right of First Offer, and (ii) there are no “Material Changes to the ROFO Terms” (as hereinafter defined) from those set forth in the original Right of First Offer Notice for such Property. As used herein, “Material Changes to the ROFO Terms” shall mean that the aggregate effective economic terms are less than one hundred percent (100%) of the aggregate effective economic terms set forth in the applicable Right of First Offer Notice. If any such Transfer with a third party relating to a Property does not close within six (6) months of the date on which the Operating Partnership is deemed to have waived its Right of First Offer with respect thereto, such Property shall again become subject to the Right of First Offer. If, after the Operating Partnership rejects or is deemed to have rejected a Right of First Offer with respect to a Property, there are any Material Changes to the ROFO Terms with respect thereto from those set forth in the applicable Right of First Offer Notice, before consummating any Transfer with a third party based thereon, the applicable PMB ROFO Party shall and Pac Med LLC shall cause such PMB ROFO Party to provide written notice to NHP and the Operating Partnership of such Material Changes to the ROFO Terms (the “Revised Offer Notice”). The

Operating Partnership shall then have the right to acquire such Property upon the economic terms as are set forth in the Revised Offer Notice and in accordance with the other terms of this Section 2.7 (a “Right of First Refusal”) by delivering written notice of its exercise of such Right of First Refusal within seven (7) Business Days from the date upon which it receives the applicable Revised Offer Notice (or to notify such PMB Parties of its intention to exercise its Right of First Refusal subject to the approval of NHP’s Board of Directors, in which case the Operating Partnership shall notify such PMB Parties of its exercise of such Right of First Refusal on or before the fourteenth (14th) Business Day following the date upon which it receives the Revised Offer Notice). If the Operating Partnership has not responded to a Revised Offer Notice within the aforementioned time periods, the Operating Partnership shall have been deemed to waive its Right of First Refusal with respect to such Property.

(d)    If the Operating Partnership has exercised a Right of First Offer or Right of First Refusal pursuant to the terms of this Section 2, the Operating Partnership and the applicable PMB ROFO Party shall and Pac Med LLC shall cause such PMB ROFO Party to use good faith efforts to close such transaction within sixty (60) days of such exercise upon (i) the economic terms as are set forth in the Right of First Offer Notice or Revised Offer Notice, as applicable, and (ii) otherwise pursuant to definitive legal documents to be negotiated in good faith by the parties, which definitive legal documents shall contain terms and conditions substantially similar to (including the right to such PMB ROFO Party (and its direct and indirect investors) to engage in a Property Contribution with respect to such Property), as those set forth in the Contribution Agreement, as soon as practicable following the exercise of such Right of First Offer or Right of First Refusal, as the case may be, by the Operating Partnership.

(e)    Notwithstanding anything to the contrary in this Section 2, the rights of NHP and the Operating Partnership pursuant to this Section 2 shall be subject to all preemptive rights including, without limitation, all option rights and first refusal, notice, negotiation or other offer rights (collectively, “Preemptive Rights”) held by any third party (including any ground lessors or tenants) with respect to any Property as of the Effective Date hereof. In the event that any such third party holds any such Preemptive Rights with respect to any Property, the applicable PMB ROFO Party and Pac Med LLC shall not be required to give, as to such Property, either a Right of First Offer Notice or a Revised Offer Notice, nor shall NHP or the Operating Partnership have a Right of First Offer or a Right of First Refusal with respect to any proposed Transfer of such Property until such time as all such Preemptive Rights expire or are terminated, such third party declines (or is deemed to have declined) to exercise any such Preemptive Rights or such third party is not entitled to exercise such Preemptive Rights, in each case as determined in good faith by the applicable PMB ROFO Party and Pac Med LLC. In addition, if any such third party holds any such Preemptive Rights with respect to any Property and consummates a Transfer of the applicable Property pursuant thereto, neither NHP nor the Operating Partnership shall have any further rights with respect to such Property, including any Right of First Offer or Right of First Refusal.

3.	PORTFOLIO PREMIUM ADJUSTMENT.

3.1    Generally.

(a)    At the time the Contribution Agreement was negotiated and executed, Pac Med LLC and, to its knowledge, the Transferor Parties, intended that any amounts owing by the

Operating Partnership pursuant to the terms of Section 2.2(b)(i) of the Contribution Agreement as a result of any failure of any Property to close, including by reason of a termination of the portions of the Contribution Agreement relating to any such Property (including the “Present Portfolio Premium Adjustment” (as hereinafter defined) and any “Future Portfolio Premium Adjustment” (as hereinafter defined)) would be payable directly by the Operating Partnership to Pac Med LLC as a fee for its services in connection with assembling the Properties for a Contribution Transaction and negotiating the Transaction Documents, and not to any of the Transferor Parties. Notwithstanding such intentions, however, the applicable provisions of the Contribution Agreement inadvertently made such amounts payable directly to certain Transferor Parties. To correct such mistake, Pac Med LLC reminded each affected Transferor Party in writing (the “Investor Letters”) of the original intent, and requested, in substance, that each affected Transferor Party acknowledge in writing such mistake, waive any right to receive such amounts (including the Present Portfolio Premium Adjustment and any Future Portfolio Premium Adjustment), and permit Pac Med LLC to receive such amounts directly from the Operating Partnership as a fee for the services described above.

(b)    Pac Med LLC has informed the Operating Partnership that, pursuant to the Investor Letters, substantially all of the affected Transferor Parties (collectively, the “Waiving Transferor Parties”) acknowledged such original intentions by waiving all or a portion of any right or claim they may have had pursuant to the provisions of the Contribution Agreement to receive their Allocable Shares of the Present Portfolio Premium Adjustment and any Future Portfolio Premium Adjustment, and agreed that Pac Med LLC was and is entitled to receive the same directly from the Operating Partnership as a fee for services provided by Pac Med LLC to the Operating Partnership. Certain other affected Transferor Parties, however, elected not to waive any right or claim that they had under the Contribution Agreement to receive their respective Allocable Share of the Present Portfolio Premium Adjustment and any Future Portfolio Premium Adjustment (collectively, the “Non-Waiving Transferor Parties”). Notwithstanding the foregoing original intent, Pac Med LLC does not intend to dispute any right or claim that any Non-Waiving Transferor Party (or any Waiving Transferor Party to the extent such Waving Transferor Party has waived less than all of its rights or claims) may have to receive its Allocable Share of the Present Portfolio Premium Adjustment and any Future Portfolio Premium Adjustment.

3.2    Liliha, Washoe, Pomerado, Orange, Mission and Gilbert.

(a)    NHP, the Operating Partnership and Pac Med LLC hereby acknowledge and agree that, in connection with the terminations of the portions of the Contribution Agreement relating to the Liliha Property, the Washoe Property, the Pomerado Property, the Orange Property, the Mission Property and the Gilbert Property as acknowledged and agreed to in each of the Termination Acknowledgements, the Operating Partnership owes an aggregate amount of $2,959,585.79 as an increase to the Contribution Value for the Remaining Properties pursuant to the terms of Section 2.2(b)(i) of the Contribution Agreement (the “Present Portfolio Premium Adjustment”).

(b)    Pac Med LLC has informed the Operating Partnership that pursuant to the original intentions of Pac Med LLC and the Transferor Parties and as set forth in the Investor Letters, the portion of the Present Portfolio Premium Adjustment that the Waiving Transferor Parties agreed was and is payable directly by the Operating Partnership to Pac Med LLC is equal to $2,672,464.44 (the “Present Pac Med Portion”). Accordingly, Pac Med LLC hereby instructs and directs the Operating Partnership to pay and/or deliver (i) the Present Pac Med Portion directly to Pac Med LLC in accordance with the terms of Section 3.1 above and this Section 3.2 and (ii) the remainder of the Present Portfolio Premium Adjustment to all Non-Waiving Transferor Parties and any Waiving Transferor Parties to the extent that any such Waiving Transferor Parties waived less than all of their rights or claims thereto, in each case in accordance with the terms of Section 2.2(b)(i) of the Contribution Agreement. Pac Med LLC has informed the Operating Partnership that attached hereto as Exhibit A is a chart identifying all of the Waiving Transferor Parties and Non-Waiving Transferor Parties entitled to any portion of the Present Portfolio Premium Adjustment as well as the cash amounts and numbers and values of OP Units deliverable to each of the Waiving Transferor Parties and Non-Waiving Transferor Parties in connection therewith. NHP, the Operating Partnership and Pac Med LLC hereby acknowledge and agree that notwithstanding anything to the contrary contained in Section 2.2(b)(i) of the Contribution Agreement, fifty percent (50%) of the Present Pac Med Portion shall be payable by the Operating Partnership in cash (the “Present Cash Portion”), and, in lieu of cash, fifty percent (50%) of the Present Pac Med Portion shall be payable by the Operating Partnership in Common Stock of NHP valued at Twenty-Nine Dollars ($29.00) per share (the “Present Share Portion”). Both the Present Cash Portion and the Present Share Portion are also identified on Exhibit A attached hereto. The Operating Partnership hereby agrees to pay and deliver the Present Portfolio Premium Adjustment concurrently with the execution and delivery of this Amendment by the parties hereto in accordance with the terms of Section 3.1 above and this Section 3.2; provided, however, that the Present Share Portion and any OP Unit Certificates may be delivered to Pac Med LLC within five (5) Business Days of the execution and delivery of this Amendment.

3.3        Remaining Development Properties.    If and in the event that the portion of the Contribution Agreement relating to any Remaining Development Property is terminated (and the Closing for the Contribution Transaction for such Remaining Development Property fails to occur) for any reason, which results in an increase to the Contribution Value pursuant to the terms of Section 2.2(b)(i) of the Contribution Agreement (a “Future Portfolio Premium Adjustment”), NHP, the Operating Partnership and Pac Med LLC agree that notwithstanding anything to the contrary contained in Section 2.2(b)(i) of the Contribution Agreement, any such Future Portfolio Premium Adjustment shall be payable in accordance with the terms of Section 3.1 above and this Section 3.3. Pac Med LLC has informed the Operating Partnership that pursuant to the original intentions of Pac Med LLC and the Transferor Parties and as set forth in the Investor Letters, the Waiving Transferor Parties have waived certain percentages (including all, to the extent applicable) of their respective Allocable Shares of any Future Portfolio Premium Adjustment (collectively, the “Waived Portion”) and have agreed that such amounts (as shown on Exhibit A attached hereto), if any, will be payable directly by the Operating Partnership to Pac Med LLC for the services described above. Accordingly, Pac Med LLC hereby instructs and directs the Operating Partnership to pay and/or deliver (a) the Waived Portion of any Future Portfolio Premium Adjustment directly to Pac Med LLC in accordance with the terms of Section 3.1 above and this Section 3.3, and (b) the remainder of any Future Portfolio Premium Adjustment to all Non-Waiving Transferor Parties and to any Waiving Transferor Parties to the extent that any such Waiving Transferor Parties waived less than all of their rights or claims thereto as and when due in accordance with the terms of Section 2.2(b)(i) of the Contribution Agreement. NHP, the Operating Partnership and Pac Med LLC hereby acknowledge and agree that notwithstanding anything to the contrary contained in Section 2.2(b)(i) of the Contribution Agreement, fifty percent (50%) of the Waived Portion of any Future

Portfolio Premium Adjustment shall be payable by the Operating Partnership in cash (each, a “Future Cash Portion”), and, in lieu of cash, fifty percent (50%) of the Waived Portion of any Future Portfolio Premium Adjustment shall be payable by the Operating Partnership in Common Stock of NHP valued at the “Determined Value” as hereinafter defined (each, a “Future Share Portion”, and together with the Present Share Portion, the “Share Portions”). As used herein, the term “Determined Value” shall mean the average closing price per share of Common Stock of NHP for the twenty (20) consecutive trading days ending on the fifth (5th) trading day prior to the date of the applicable termination of the applicable portion of the Contribution Agreement relating to any Remaining Development Property (provided that such average price per share shall be no less than Twenty-Nine Dollars ($29.00) and no greater than Thirty-Three Dollars ($33.00)). The Operating Partnership hereby agrees to pay any Future Cash Portion and to deliver any Future Share Portion within five (5) Business Days of the termination relating to any Remaining Development Property. However, Pac Med LLC, the Operating Partnership and NHP hereby acknowledge and agree that NHP shall not be obligated pursuant to Section 3.7 of this Amendment to register with the SEC under the Act the resale of any Future Share Portion until the portions of the Contribution Agreement relating to all of the Remaining Development Properties have terminated or, with respect to any that have not terminated, the Closing of the Contribution Transaction for such Remaining Development Property has occurred (the “Future Share Portion Trigger”). Upon the Future Share Portion Trigger, NHP shall comply with its obligations pursuant to Section 3.7 of this Amendment.

3.4    Taxes.    The recipient of any payment under Section 3.2 or Section 3.3 hereof, including, but not limited to, any Present Portfolio Premium Adjustment or Future Portfolio Premium Adjustment (each such recipient party, a “Portfolio Premium Recipient”), shall be responsible for any “Tax” (as defined in the Tax Protection Agreement) imposed upon such Portfolio Premium Recipient that is attributable to his/her/its receipt of such payment. Pac Med LLC hereby agrees to indemnify, protect, defend and hold NHP, the Operating Partnership, and/or any of their affiliates (the “NHP Indemnified Parties”) harmless from and against any Claims for any “Tax Losses” (as hereinafter defined). The term “Tax Losses” means (a) any “Taxes” (as defined in the Tax Protection Agreement), imposed by any taxing authority on any NHP Indemnified Parties as a result of any NHP Indemnified Parties having made any payment under Section 3.2 or Section 3.3 of this Amendment (but only to the extent such Taxes exceed the Taxes that would have been imposed without regard to this Amendment), and (b) any losses incurred or payments made by any of the NHP Indemnified Parties pursuant to the Contribution Agreement, the Tax Protection Agreement, or otherwise to the extent such losses or payments are attributable to any “Tax” (as defined in the Tax Protection Agreement) incurred by any person who received, directly or indirectly, or is deemed to have received, any payment made under Section 3.2 or Section 3.3 of this Amendment (but only to the extent such losses or payments exceed the losses or payments that would have been imposed without regard to this Amendment).

3.5    Withholding.    Pac Med LLC has delivered (or shall concurrently herewith deliver) to NHP and the Operating Partnership all federal, state, and/or local tax forms that NHP and the Operating Partnership have reasonably determined are necessary to prevent the application of any withholding taxes to any payments made under Section 3.2 or Section 3.3 of this Amendment, including, but not limited to, any Present Portfolio Premium Adjustment or Future Portfolio Premium Adjustment.

3.6    Private Placement Representations and Warranties.    In connection with the issuance of Common Stock of NHP to Pac Med LLC hereunder, Pac Med LLC hereby represents, warrants and agrees as follows:

(a)    Pac Med LLC has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Common Stock of NHP.

(b)    Pac Med LLC is now, and at any time that any Share Portions are delivered will be, an “Accredited Investor,” as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”). Pac Med LLC’s acquisition of shares of Common Stock of NHP will be solely for its own account and not for the account of any other person or entity.

(c)    Pac Med LLC (i) has reviewed all of NHP’s filings with the Securities and Exchange Commission (“SEC”) during the 12 months immediately preceding the Effective Date, and (ii) has had access to such additional financial and other information, and been afforded the opportunity to ask questions of representatives of NHP, and to receive answers to those questions, as Pac Med LLC has deemed necessary in connection with its proposed acquisition of Common Stock of NHP pursuant to this Amendment.

(d)    Pac Med LLC acknowledges that the shares of Common Stock of NHP that will be issued to it will be acquired in a transaction not involving any public offering within the meaning of the Act, and that such shares have not been registered under the Act, and Pac Med LLC agrees not to offer, sell, transfer or otherwise dispose of all or any portion of the shares in the absence of registration under the Act, unless such proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities and/or blue sky laws, including pursuant to SEC Rule 144. Pac Med LLC acknowledges and agrees that such shares will be in the form of physical certificates and that unless and until such securities shall have been registered under the Act, the certificates will bear a legend to such effect.

(e)    With respect to legal, tax, accounting, financial and other considerations involved in an investment in shares of Common Stock of NHP, Pac Med LLC is not relying on NHP, the Operating Partnership, or any of their agents or representatives. Pac Med LLC has carefully considered and discussed with its legal, tax, accounting, financial and other advisors the suitability of the proposed investment in Common Stock of NHP.

(f)    Pac Med LLC hereby agrees to notify NHP and the Operating Partnership immediately if any circumstance or event arises or occurs before Pac Med LLC acquires any Share Portion that would result in a material change to any of the foregoing representations, and Pac Med LLC hereby agrees to promptly send written confirmation of any such change.

3.7    Registration.    As soon as practicable after (a) the delivery of the Present Share Portion (but in any event within thirty (30) days thereafter), and (b) the Future Share Portion Trigger (but in any event within thirty (30) days thereafter) with respect to any Future Share Portion, NHP will use commercially reasonable efforts to register with the SEC under the Act the resale of such shares by Pac Med LLC. Such registration may be effected by filing a prospectus supplement to an existing shelf registration statement of NHP. NHP shall maintain such registration until such shares have been sold or such shares may be sold in accordance with SEC Rule 144 or otherwise publicly sold without registration under the Act. In connection with any such registration, Pac Med LLC shall provide all information as may be reasonably requested by NHP in order to comply with SEC rules in connection with such registration. The provisions of Sections 4(a), 5(b) — (n), 6 and 7 of the Registration Rights Agreement shall apply to the registration contemplated hereunder mutatis mutandis.

3.8    Class B Partnership Units Calculation.    The parties hereto acknowledge and agree that: (a) those portions of the Present Portfolio Premium Adjustment and any Future Portfolio Premium Adjustment that are paid in cash or shares of Common Stock of NHP may be contributed to the Operating Partnership by NHP/PMB GP LLC, a Delaware limited liability company (the “GP”), pursuant to Section 4.3(c)(ii) of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 1, 2008 (as amended or modified from time to time in accordance with the terms thereof, the “LPA”); (b) any such shares of Common Stock of NHP constitute “cash equivalents” for purposes of such section of the LPA; (c) each such capital contribution relates to a Closing under the Contribution Agreement and, for purposes of determining the number of “Class B Partnership Units” (as defined in the LPA) to be issued to the GP pursuant to Section 4.3(c)(ii) of the LPA, with respect to each such capital contribution, the “Market Value of a REIT Share” (as defined in the LPA) shall be determined using as a “Valuation Date” (as defined in the LPA) the date of such Closing; and (d) for each such capital contribution consisting of shares of Common Stock of NHP, for purposes of determining the number of “Class B Partnership Units” (as defined in the LPA) to be issued to the GP pursuant to Section 4.3(c)(ii) of the LPA, the value of such contribution shall be determined by multiplying the number of such shares by the “Market Value of a REIT Share” (as defined in the LPA) for the Closing to which such capital contribution relates (referred to in clause (c) of this Section 3.8). The parties intend the above adjustments to cause the Operating Partnership to issue to the GP a number of Class B Partnership Units equal to the number of shares of Common Stock of NHP contributed by the GP to the Operating Partnership in exchange for such contribution, and such adjustments shall be interpreted consistently with such intent.

4.	MISCELLANEOUS PROVISIONS.

4.1    Governing Law.    This Amendment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

4.2    Counterparts.    This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

4.3    Headings.    The Section headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

4.4    Construction.    This Amendment shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

4.5    Effect of Amendment.    In the event of any inconsistency between the terms of the Contribution Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

4.6    Ratification.    Except as otherwise expressly modified hereby, the Contribution Agreement shall remain in full force and effect, and all of the terms and provisions of the Contribution Agreement, as herein modified, are hereby ratified and reaffirmed.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NHP: NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:	/s/ Abdo Khoury
Name: Abdo Khoury
Title: Executive Vice President

OPERATING PARTNERSHIP: NHP/PMB L.P., a Delaware limited partnership

By:	NHP/PMB GP LLC,
a Delaware limited liability company, its General Partner

By:	NHP Operating Partnership L.P.,
a Delaware limited partnership, its Sole Member

By:	NHP GP LLC,
a Delaware limited liability company, its General Partner

By:	Nationwide Health Properties, Inc.,
a Maryland corporation, its Sole Member

By:	/s/ Abdo Khoury
Name: Abdo Khoury
Title: Executive Vice President

[Additional Signature Pages Follow]

Signature Page-1

PAC MED LLC: PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company

By:	PMB, INC., a California corporation, its Manager

	By:	/s/ Mark Toothacre
Mark Toothacre President

POMERADO LLC: PDP POMERADO LLC, a California limited liability company

By:	PMB Poway LLC, a California limited liability company, its Manager

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

Signature Page-2

PMB GILBERT LLC, a Delaware limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

REMAINING DEVELOPMENT PROPERTY TRANSFERORS: PMB BURBANK #2 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

Signature Page-3

PMB PASADENA LLC, a California limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

Signature Page-4